              As Filed With the Securities and Exchange Commission
                              on December 30, 1999

                                                   Registration No. 333-


 ................................................................................

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 ................................................................................


                        CUMBERLAND BANCORP, INCORPORATED
             (Exact name of Registrant as Specified in its Charter)

                  TENNESSEE                                   62-1297760
       (State or Other Jurisdiction of                     (I.R.S. Employer
       Incorporation or Organization)                    Identification No.)

             CUMBERLAND BANCORP,
                INCORPORATED                                    37215
       4205 HILLSBORO ROAD, SUITE 212                         (Zip Code)
            NASHVILLE, TENNESSEE
  (Address of Principal Executive Offices)

             Cumberland Bancorp, Incorporated 1998 Stock Option Plan
                            (Full title of the plan)

                                  MARK MCDOWELL
                          CHIEF ADMINISTRATIVE OFFICER
                         4205 HILLSBORO ROAD, SUITE 212
                              NASHVILLE, TENNESSEE
                     (Name and address of agent for service)


                                 (615) 377-9395
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              BOB F. THOMPSON, ESQ.
                             BASS, BERRY & SIMS PLC
                           2700 FIRST AMERICAN CENTER
                           NASHVILLE, TENNESSEE 37238

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                     Proposed maximum      Proposed maximum
    Title of securities           Amount to           offering price      aggregate offering        Amount of
     to be registered           be registered          per share (1)           price (1)         registration fee
-----------------------------------------------------------------------------------------------------------------
       Common Stock,
 par value $.50 per share      550,000 shares             $12.50              $6,875,000             $1,815.00
=================================================================================================================

(1) The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by Cumberland Bancorp, Incorporated (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933, as amended (the "Securities Act") are incorporated herein by reference:

               (a) The Registrant's Final Prospectus under Rule 424(b) filed September 21, 1999 as supplemented October 14, 1999;

               (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 as filed November 15, 1999; and

               (b) The description of the Registrant's Common Stock contained in the Registrant's Report on Form 8-A filed September 20, 1999.

         All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (a) such person acted in good faith;
(b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal



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



benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

         The Registrant's Charter and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by applicable law. The Registrant's Bylaws provide further that the Registrant shall advance expenses to each director and officer of the Registrant to the full extent allowed by the laws of the state of Tennessee, both as now in effect and as hereafter adopted. Under the Registrant's Charter and Bylaws, such indemnification and advancement of expenses provisions are not exclusive of any other right that a director or officer may have or acquire both as to action in his or her official capacity and as to action in another capacity.

         The Registrant believes that its Charter and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

         The Registrant has in effect a directors' and officers' liability insurance policy which provides coverage for its directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions, for any claim made against a director or officer of the Registrant for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

ITEM 8.  EXHIBITS

See Exhibit Index (Page II-6)

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with


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



                    the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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





                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 30th day of December, 1999.

                                       CUMBERLAND BANCORP, INCORPORATED


                                       By: /s/ Joel Porter
                                           -------------------------------------
                                           Joel Porter, President
                                           (Principal Executive Officer)


         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Joel Porter and Tom Paschal his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

         Signature                            Title                                  Date
         ---------                            -----                                  ----

/s/ Joel Porter                        President (Principal Executive           December 30, 1999
------------------------------         Officer) and Director
Joel Porter

/s/ Mark McDowell                      Chief Administrative Officer             December 30, 1999
------------------------------         (Principal Financial and
Mark McDowell                          Accounting Officer)

/s/ John Wilder                        Chairman                                 December 30, 1999
------------------------------
John Wilder

/s/ John S. Everett                    Director                                 December 30, 1999
------------------------------
John S. Everett

/s/ Danny Herron                       Director                                 December 30, 1999
------------------------------
Danny Herron

/s/ Tom E. Paschal                     Director                                 December 30, 1999
------------------------------
Tom E. Paschal

/s/ Tom Brooks                         Director                                 December 30, 1999
------------------------------
Tom Brooks


/s/ Jerry Cole                         Director                                 December 30, 1999
------------------------------
Jerry Cole

/s/ Ronald Gibson                      Director                                 December 30, 1999
------------------------------
Ronald Gibson

/s/ Frank Inman, Jr.                   Director                                 December 30, 1999
------------------------------
Frank Inman, Jr.

/s/ Alex Richmond                      Director                                 December 30, 1999
------------------------------
Alex Richmond

/s/ Wayne Rodgers                      Director                                 December 30, 1999
------------------------------
Wayne Rodgers

/s/ John S. Shepherd                   Director                                 December 30, 1999
------------------------------
John S. Shepherd





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



                                  EXHIBIT INDEX


 Exhibit
   No.                                Exhibit Description
---------         -----------------------------------------------------------
 4                Cumberland Bancorp, Incorporated 1998 Stock Option Plan
                  (included under Exhibit 10.1 to the Registrant's Form S-1/A filed September 8, 1999 which is incorporated by reference herein)

 5                Opinion of Bass, Berry & Sims PLC

23.1              Consent of Heathcott & Mullaly, P.C.

23.2              Consent of Maggart & Associates, P.C.

23.3              Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24                Power of Attorney (included at pages II-4 and II-5)








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